Exhibit 99.1

FOR IMMEDIATE RELEASE For more information contact: Wendy L. Simpson Pam Kessler (805) 981-8655

LTC REPORTS FOURTH QUARTER 2011 RESULTS

WESTLAKE VILLAGE, CALIFORNIA, February 27, 2012 — LTC Properties, Inc. (NYSE: LTC) (“LTC” or the “Company”) announced operating results for the quarter and year ended December 31, 2011.  The Company reported a 29.6% increase in normalized Funds from Operations (“FFO”) to $16.9 million for the quarter ended December 31, 2011, from $13.1 million from the comparable 2010 period.  Normalized FFO per diluted common share was $0.55 for the quarter ended December 31, 2011, an increase of 12.2% from $0.49 for the comparable 2010 period.  The increase in normalized FFO per diluted common share was due to higher revenues resulting primarily from acquisitions partially offset by an increase in interest expense and higher weighted average diluted shares outstanding.

Additionally the Company reported a 32.6% increase in normalized FFO to $64.0 million for the year ended December 31, 2011, from $48.2 million from the comparable 2010 period.  Normalized FFO per diluted common share was $2.15 for the year ended December 31, 2011, an increase of 10.8% from $1.94 for the comparable 2010 period.  The increase in normalized FFO per diluted common share was due to higher revenues resulting primarily from acquisitions partially offset by a decrease in interest income from amortizing and matured mortgage loans, increases in interest and operating expenses and higher weighted average diluted shares outstanding.

FFO for the quarter ended December 31, 2011 increased 25.0% to $16.8 million from $13.4 million in the comparable 2010 period. FFO per diluted common share for the fourth quarter of 2011 increased 7.8% to $0.55 from $0.51 in the comparable 2010 period. FFO for the year ended December 31, 2011 increased 31.0% to $59.5 million from $45.4 million in the comparable 2010 period. FFO per diluted common share for the year ended December 31, 2011 increased 9.8% to $2.01 from $1.83 in the comparable 2010 period. These increases are primarily due to the factors described above.

Net income available to common stockholders for the quarter ended December 31, 2011 was $11.7 million or $0.39 per diluted share.  For the same period in 2010, net income available to common stockholders was $9.6 million or $0.37 per diluted share. This increase is primarily due to the factors described above. For the year ended December 31, 2011, net income available to common stockholders was $39.8 million or $1.36 per diluted share which included a $3.6 million charge related to the Company’s redemption of all remaining shares of its 8.0% Series F Cumulative Preferred Stock (“Series F preferred stock”).  For the same period in 2010, net income available to common stockholders was $29.6 million or $1.21 per diluted share which included a $2.4 million charge related to the Company’s redemption of all of its Series E Preferred Stock and 40% of its Series F Preferred Stock and $1.2 million provision for doubtful accounts related to two mortgage loans partially offset by a $0.8 million bankruptcy settlement distribution.

Conference Call Information

The Company will conduct a conference call on Tuesday, February 28, 2012, at 10:00 a.m. Pacific time, in order to comment on the Company’s performance and operating results for the quarter ended December 31, 2011.  The conference call is accessible by dialing 877-317-6789.  The international number is 412-317-6789.  An audio replay of the conference call will be available from February 28, 2012 through March 14, 2012.  Callers can access the replay by dialing 877-344-7529 or 412-317-0088 and entering conference number 10010121.  The earnings release will be available on our website.  The Company’s supplemental information package for the current period will also be available on the Company’s website at www.LTCProperties.com in the “Presentations” section of the “Investor Information” tab.

About LTC

At December 31, 2011, LTC had investments in 89 skilled nursing properties, 102 assisted living properties, 14 other senior housing properties, two schools and a parcel of land under development.  These properties are located in 30 states.  Other senior housing properties consist of independent living properties and properties providing any combination of skilled nursing, assisted living and/or independent living services.  The Company is a self-administered real estate investment trust that primarily invests in senior housing and long-term care facilities through facility lease transactions, mortgage loans and other investments. For more information on LTC Properties, Inc., visit the Company’s website at www.LTCProperties.com.

Forward Looking Statements

This press release includes statements that are not purely historical and are “forward looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding the Company’s expectations, beliefs, intentions or strategies regarding the future.  All statements other than historical facts contained in this press release are forward looking statements.  These forward looking statements involve a number of risks and uncertainties.  Please see our most recent Annual Report on Form 10-K, our subsequent Quarterly Reports on Form 10-Q, and in our other publicly available filings with the Securities and Exchange Commission for a discussion of these and other risks and uncertainties. All forward looking statements included in this press release are based on information available to the Company on the date hereof, and the Company assumes no obligation to update such forward looking statements.  Although the Company’s management believes that the assumptions and expectations reflected in such forward looking statements are reasonable, no assurance can be given that such expectations will prove to have been correct.  The actual results achieved by the Company may differ materially from any forward looking statements due to the risks and uncertainties of such statements.

LTC PROPERTIES, INC.

CONSOLIDATED STATEMENTS OF INCOME

(Amounts in thousands, except per share amounts)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2011	2010	2011	2010
	(unaudited)
Revenues:
Rental income	$20,504	$16,996	$77,643	$64,351
Interest income from mortgage loans	1,560	1,799	6,411	7,482
Interest and other income	234	1,025	1,106	1,863
Total revenues	22,298	19,820	85,160	73,696

Expenses:
Interest expense	1,993	981	6,434	2,653
Depreciation and amortization	5,141	4,098	19,515	15,717
Provisions (recovery) for doubtful accounts	2	380	(13)	1,409
Acquisition costs	168	253	393	370
Operating and other expenses	2,358	2,073	9,158	7,687
Total expenses	9,662	7,785	35,487	27,836

Income from continuing operations	12,636	12,035	49,673	45,860

Discontinued operations:
Loss from discontinued operations	(32)	(54)	(230)	(117)
Gain on sale of assets, net	—	310	—	310
Net (loss) income from discontinued operations	(32)	256	(230)	193
Net income	12,604	12,291	49,443	46,053
Income allocated to non-controlling interests	(47)	(47)	(191)	(191)
Net income attributable to LTC Properties, Inc.	12,557	12,244	49,252	45,862

Income allocated to participating securities	(83)	(75)	(342)	(230)
Income allocated to preferred stockholders	(818)	(2,586)	(9,078)	(16,045)
Net income available to common stockholders	$11,656	$9,583	$39,832	$29,587

Basic earnings per common share:
Continuing operations	$0.39	$0.36	$1.37	$1.20
Discontinued operations	$(0.00)	$0.01	$(0.01)	$0.01
Net income available to common stockholders	$0.39	$0.37	$1.36	$1.21

Diluted earnings per common share:
Continuing operations	$0.39	$0.36	$1.37	$1.20
Discontinued operations	$(0.00)	$0.01	$(0.01)	$0.01
Net income available to common stockholders	$0.39	$0.37	$1.36	$1.21

Weighted average shares used to calculate earnings per common share:
Basic	30,141	26,090	29,194	24,495
Diluted	30,172	26,118	29,222	24,568

NOTE:  Computations of per share amounts from continuing operations, discontinued operations and net income are made independently.  Therefore, the sum of per share amounts from continuing operations and discontinued operations may not agree with the per share amounts from net income allocable to common stockholders.  Quarterly and year-to-date computations of per share amounts are made independently.  Therefore, the sum of per share amounts for the quarters may not agree with the per share amounts for the year.

Supplemental Reporting Measures

FFO, normalized FFO, normalized adjusted FFO (“AFFO”), and normalized Funds Available for Distribution (“FAD”) are supplemental measures of a real estate investment trust’s (“REIT”) financial performance that are not defined by U.S. generally accepted accounting principles (“GAAP”).  Investors, analysts and the Company use FFO, AFFO and FAD as supplemental measures of operating performance and we believe they are helpful in evaluating the operating performance of a REIT.  Real estate values historically rise and fall with market conditions, but cost accounting for real estate assets in accordance with U.S. GAAP assumes that the value of real estate assets diminishes predictably over time.  We believe that by excluding the effect of historical cost depreciation, which may be of limited relevance in evaluating current performance, FFO, AFFO and FAD facilitate comparisons of operating performance between periods.  Additionally the Company believes that normalized FFO, normalized AFFO and normalized FAD provide useful information because they allow investors, analysts and our management to compare the Company’s operating performance on a consistent basis without having to account for differences caused by unanticipated items.

FFO, as defined by the National Association of Real Estate Investment Trusts (“NAREIT”), means net income available to common stockholders (computed in accordance with U.S. GAAP) excluding gains or losses on the sale of real estate and impairment write-downs of depreciable real estate plus real estate depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures.  Normalized FFO represents FFO adjusted for certain items detailed in the reconciliations. The Company’s computation of FFO may not be comparable to FFO reported by other REITs that do not define the term in accordance with the current NAREIT definition or that have a different interpretation of the current NAREIT definition from the Company; therefore, caution should be exercised when comparing our company’s FFO to that of other REITs.

We define AFFO as FFO excluding the effects of straight-line rent and amortization of lease inducement.  U.S. GAAP requires rental revenues related to non-contingent leases that contain specified rental increases over the life of the lease to be recognized evenly over the life of the lease.  This method results in rental income in the early years of a lease that is higher than actual cash received, creating a straight-line rent receivable asset included in our consolidated balance sheet.  At some point during the lease, depending on its terms, cash rent payments exceed the straight-line rent which results in the straight-line rent receivable asset decreasing to zero over the remainder of the lease term.  By excluding the non-cash portion of straight-line rental revenue and amortization of lease inducement, investors, analysts and our management can compare AFFO between periods.  Normalized AFFO represents FFO adjusted for certain items detailed in the reconciliations and excludes the non-cash portion of straight-line rent and amortization of lease inducement.

We define FAD as AFFO excluding the effects of non-cash compensation charges.  FAD is useful in analyzing the portion of cash flow that is available for distribution to stockholders.  Investors, analysts and the Company utilize FAD as an indicator of common dividend potential.  The FAD payout ratio, which represents annual distributions to common shareholders expressed as a percentage of FAD, facilitates the comparison of operating performance between REITs.  Normalized FAD represents FFO adjusted for certain items detailed in the reconciliations and excludes the non-cash portion of straight-line rent and amortization of lease inducement and non-cash compensation charges.

The Company uses FFO, normalized FFO, normalized AFFO and normalized FAD as supplemental performance measures of our cash flow generated by operations and cash available for distribution to stockholders.  FFO, normalized FFO, normalized AFFO and normalized FAD do not represent cash generated from operating activities in accordance with U.S. GAAP, and are not necessarily indicative of cash available to fund cash needs and should not be considered an alternative to net income available to common stockholders.

Reconciliation of FFO, Normalized FFO, Normalized AFFO and Normalized FAD

The following table reconciles net income available to common stockholders to FFO available to common stockholders, normalized FFO available to common stockholders, normalized AFFO and normalized FAD (unaudited, amounts in thousands, except per share amounts):

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2011	2010	2011		2010
Net income available to common stockholders	$11,656	$9,583	$39,832		$29,587
Add: Depreciation and amortization (continuing and discontinued operations)	5,141	4,162	19,623		16,109
Less: Gain on sale of real estate, net	—	(310)	—		(310)
FFO available to common stockholders	16,797	13,435	59,455		45,386

Add: Preferred stock redemption charge	—	—	3,566	(1)	2,383	(3)
Add: Preferred stock redemption dividend	—	—	472	(2)	—
Add: Non-cash interest related to earn-out liabilities	110	—	464		—
Add: Non-recurring one-time items	—	(385)	—		467	(4)
Normalized FFO available to common stockholders	16,907	13,050	63,957		48,236

Less: Non-cash rental income	(797)	(840)	(3,065)		(3,155)
Normalized adjusted FFO (AFFO)	16,110	12,210	60,892		45,081

Add: Non-cash compensation charges	372	303	1,467		1,285
Normalized funds available for distribution (FAD)	$16,482	$12,513	$62,359		$46,366

(1)	Represents the original issue costs related to the redemption of the remaining Series F preferred stock.
(2)	Represents the dividends on the Series F preferred stock up to the redemption date.
(3)	Represents the original issue costs related to the redemption of all of the Series E and 40% of the Series F preferred stock.
(4)

Includes a $1.2 million provision for doubtful accounts charge related to two mortgage loans (one secured by a school property and one secured by land) partially offset by a $0.8 million bankruptcy settlement distribution.

Basic FFO available to common stockholders per share	$0.56	$0.51	$2.04	$1.85
Diluted FFO available to common stockholders per share	$0.55	$0.51	$2.01	$1.83

Diluted FFO available to common stockholders	$17,745	$14,375	$63,260	$49,119
Weighted average shares used to calculate diluted FFO per share available to common stockholders	32,485	28,393	31,539	26,824

Basic normalized FFO available to common stockholders per share	$0.56	$0.50	$2.19	$1.97
Diluted normalized FFO available to common stockholders per share	$0.55	$0.49	$2.15	$1.94

Diluted normalized FFO available to common stockholders	$17,855	$13,990	$67,762	$51,969
Weighted average shares used to calculate diluted normalized FFO per share available to common stockholders	32,485	28,393	31,539	26,824

Basic normalized AFFO per share	$0.53	$0.47	$2.09	$1.84
Diluted normalized AFFO per share	$0.53	$0.46	$2.05	$1.82

Diluted normalized AFFO	$17,058	$13,150	$64,697	$48,814
Weighted average shares used to calculate diluted normalized AFFO per share	32,485	28,393	31,539	26,824

Basic normalized FAD per share	$0.55	$0.48	$2.14	$1.89
Diluted normalized FAD per share	$0.54	$0.47	$2.10	$1.87

Diluted normalized FAD	$17,430	$13,453	$66,164	$50,099
Weighted average shares used to calculate diluted normalized FAD per share	32,485	28,393	31,539	26,824

LTC PROPERTIES, INC.

CONSOLIDATED BALANCE SHEETS

(amounts in thousands)

	December 31, 2011	December 31, 2010
ASSETS
Real estate investments:
Land	$57,093	$43,031
Buildings and improvements	662,300	567,017
Accumulated depreciation and amortization	(177,583)	(158,204)
Net operating real estate property	541,810	451,844
Properties held-for-sale, net of accumulated depreciation and amortization: 2011 — $613; 2010 — $505	5,025	5,113
Net real estate property	546,835	456,957
Mortgage loans receivable, net of allowance for doubtful accounts: 2011 — $921; 2010 — $981	53,081	59,026
Real estate investments, net	599,916	515,983
Other assets:
Cash and cash equivalents	4,408	6,903
Debt issue costs, net	2,301	743
Interest receivable	1,494	1,571
Straight-line rent receivable, net of allowance for doubtful accounts: 2011 — $680; 2010 — $634	23,772	20,090
Prepaid expenses and other assets	7,852	8,162
Other assets related to properties held-for-sale, net of allowance for doubtful accounts: 2011 — $839; 2010 — $839	52	51
Notes receivable	817	1,283
Marketable securities	6,485	6,478
Total assets	$647,097	$561,264

LIABILITIES
Bank borrowings	$56,000	$37,700
Senior unsecured notes	100,000	50,000
Bonds payable	3,200	3,730
Accrued interest	1,356	675
Earn-out liabilities	6,305	—
Accrued expenses and other liabilities	11,400	9,737
Accrued expenses and other liabilities related to properties held-for-sale	126	132
Distributions payable	—	1,768
Total liabilities	178,387	103,742

EQUITY
Stockholders’ equity:
Preferred stock $0.01 par value; 15,000 shares authorized; shares issued and outstanding: 2011 — 2,000; 2010 — 5,536	38,500	126,913
Common stock: $0.01 par value; 45,000 shares authorized; shares issued and outstanding: 2011 — 30,346; 2010 — 26,345	303	263
Capital in excess of par value	507,343	398,599
Cumulative net income	672,743	623,491
Other	199	264
Cumulative distributions	(752,340)	(693,970)
Total LTC Properties, Inc. stockholders’ equity	466,748	455,560

Non-controlling interests	1,962	1,962
Total equity	468,710	457,522
Total liabilities and equity	$647,097	$561,264